EXHIBIT 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of May 14, 2013 (this “Amendment”), to the Credit Agreement, dated as of April 17, 2013 (as further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among EVERTEC GROUP, LLC (the “Borrower”), EVERTEC INTERMEDIATE HOLDINGS, LLC (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

W I T N E S S E T H :

WHEREAS, on the date hereof, the Borrower, the Administrative Agent, and the Required Lenders desire to amend the Credit Agreement to make certain modifications as set forth herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Amendments

Section 1.1.    Amendments. Subject to the occurrence of the Amendment No. 1 Effective Date, the Required Lenders hereby agree as follows:

(a)      Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of May 14, 2013.

“Amendment No. 1 Effective Date” shall mean May 14, 2013, the date of effectiveness of Amendment No. 1.

(b)      The definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication,

(a)      Debt Service for such Applicable Period,

(b)      the amount of cash paid to prepay the principal of Term Loans pursuant to an Auction Prepayment and any voluntary prepayment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Loans), so long as the amount of such prepayment is not already included in Debt Service,

(c)      (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash (other than Capital Expenditures that reduced “Excess Cash Flow” under the Existing Credit Agreement for the fiscal year ended December 31, 2012 (in the amount of $8,118,499) pursuant to clause (d) of the definition of “Excess Cash Flow” in the Existing Credit Agreement) and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder less any amounts received in respect thereof as a return of capital,

(d)      Taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period,

(e)      an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Applicable Period,

(f)      amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(g)      to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(h)      the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, plus, without duplication,

(i)      an amount equal to any decrease in Working Capital for such Applicable Period,

(j)      all amounts referred to in clauses (b) and (c) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding, solely as relating to Capital Expenditures, proceeds of Revolving Facility Loans), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(k)      any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.12(b)),

(l)       to the extent deducted in the computation of EBITDA, cash interest income, and

(m)     the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

ARTICLE II

Conditions to Effectiveness

The effectiveness of this Amendment is subject to the satisfaction of the following condition (the date of such satisfaction, the “Amendment No. 1 Effective Date”): the Administrative Agent (or its counsel) shall have received from (i) each of Holdings and the Borrower a counterpart of this Amendment signed on behalf of such party and (ii) from the Required Lenders the executed consent in the form of Exhibit A hereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date.

ARTICLE III

Miscellaneous

Section 3.1.    Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, the Borrower or any Subsidiary of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 3.2.    Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 3.3.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

EVERTEC GROUP, LLC

By:	/s/ Luis Cabrera
Name: Luis Cabrera
Title: Treasurer

EVERTEC INTERMEDIATE HOLDINGS, LLC

By:	/s/ Luis Cabrera
Name: Luis Cabrera
Title: Treasurer

[Signature Page to Amendment No. 1 to EVERTEC Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Ann B. Kerns
Name: Ann B. Kerns
Title: Vice President

[Signature Page to Amendment No. 1 to EVERTEC Credit Agreement]

CONSENT TO AMENDMENT NO. 1

CONSENT (this “Consent”) to Amendment No. 1 (“Amendment”) to that certain Credit Agreement, dated as of April 17, 2013 (as further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among EVERTEC GROUP, LLC (the “Borrower”), EVERTEC INTERMEDIATE HOLDINGS, LLC (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

The undersigned Lender hereby irrevocably and unconditionally approves the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: May , 2013

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Consent to Amendment No. 1 to EVERTEC Credit Agreement]